Exhibit 99.1

Fluor Corporation	Brian Mershon
6700 Las Colinas Blvd	Media Relations
Irving, Texas 75039	469.398.7621 tel

469.398.7000 main tel	Jason Landkamer
Investor Relations
469.398.7222 tel

News Release

Fluor Receives NYSE Notice Regarding Delayed Form 10-K Filing

IRVING, Texas (March 19, 2020) – Fluor Corporation (NYSE: FLR) today announced that it received a notice from the New York Stock Exchange (the “NYSE”) indicating that the Company is not in compliance with Section 802.01E of the NYSE Listed Company Manual as a result of its failure to timely file its Annual Report on Form 10-K for the year ended December 31, 2019 (the “2019 Form 10-K”) with the Securities and Exchange Commission (the “SEC”). The notice has no immediate effect on the listing of the Company’s stock on the NYSE.

The NYSE informed the Company that, under NYSE rules, the Company will have six months from March 18, 2020 to file the 2019 Form 10-K with the SEC. The Company can regain compliance with the NYSE listing standards at any time prior to that date by filing its 2019 Form 10-K. If the Company fails to file the 2019 Form 10-K before the NYSE’s compliance deadline, the NYSE may grant, at its sole discretion, an extension of up to six additional months for the Company to regain compliance, depending on the specific circumstances. The notice from the NYSE also notes that the NYSE may nevertheless commence delisting proceedings at any time if it deems that the circumstances warrant.

As the Company reported in its Form 12b-25 filed with the SEC on March 3, 2020, the Company is reviewing its prior period reporting and related controls, as well as completing its preparation of the 2019 financial statements. A special committee of the Board of Directors is independently conducting the review with the assistance of external advisors. The committee has not reached any conclusions because the review is ongoing. Consequently, the Company is not in a position to file the 2019 Form 10-K. The Company continues to work expeditiously to conclude the review and will file the 2019 Form 10-K as soon as practicable.

About Fluor Corporation

Founded in 1912, Fluor Corporation (NYSE: FLR) is a global engineering, procurement, fabrication, construction and maintenance company that transforms the world by building prosperity and empowering progress. Fluor serves its clients by designing, building and maintaining safe, well executed, capital-efficient projects around the world. With headquarters in Irving, Texas, Fluor ranks 164 on the Fortune 500 list with revenue of $19.2 billion in 2018 and has more than 47,000 employees worldwide. For more information, please visit www.fluor.com or follow Fluor on Facebook, Twitter, LinkedIn and YouTube.

Forward-Looking Statements: This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, Fluor’s expectations as to the outcome of its review of its financial statements.

These forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. Factors that may cause future results to differ materially from management’s current expectations include, among other things, the discovery of additional information relevant to the internal review; the conclusions of the special committee (and the timing of the conclusions) concerning matters relating to the internal review; the timing of the review by, and the conclusions of, Fluor’s independent registered public accounting firm regarding the internal review and Fluor’s financial statements; the possibility that additional errors may be identified; and the risk that the completion and filing of the Form 10-K will take longer than expected. Caution must be exercised in relying on these and other forward-looking statements. Additional information concerning these and other factors can be found in the Company's public periodic filings with the Securities and Exchange Commission, including the discussion under the heading "Item 1A. Risk Factors" in the Company's Form 10-K filed on February 21, 2019. Such filings are available either publicly or upon request from Fluor's Investor Relations Department: (469) 398-7222. The Company disclaims any intent or obligation other than as required by law to update its forward-looking statements in light of new information or future events.